UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012 (June 5, 2012)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51251 (Commission File Number)	20-1538254 (IRS Employer Identification No.)

103 Powell Court Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

LifePoint Hospitals, Inc. (the “Company”) held its annual meeting of stockholders on June 5, 2012. At the annual meeting, the following matters were submitted to a vote of the Company’s stockholders, with the following results:

Proposal 1:  Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
Marguerite W. Kondracke	39,683,868	2,762,399	1,224,900
John E. Maupin, Jr.	39,078,941	3,367,326	1,224,900
Owen G. Shell, Jr.	40,238,787	2,207,480	1,224,900

Marguerite W. Kondracke, John E. Maupin, Jr. and Owen G. Shell, Jr. were elected as Class I directors. The term of the Class I directors will continue until the Company’s annual meeting of stockholders in 2015, or until their respective successors are elected and qualified.

Proposal 2:  Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Votes For	Votes Against	Votes Abstain
42,769,413	766,962	134,792

Proposal 3:  Advisory vote to approve the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
36,112,719	6,180,776	152,772	1,224,900

Proposal 4:  Approval of an amendment to the Company’s Amended and Restated 1998 Long-Term Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
36,300,992	6,006,935	138,340	1,224,900

Proposal 5:  Approval of an amendment to the Company’s Amended and Restated Outside Directors Stock and Incentive Compensation Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
38,179,805	3,975,978	290,484	1,224,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Paul D. Gilbert
Name:	Paul D. Gilbert
Title:	Executive Vice President, Chief Legal Officer and Corporate Governance Officer

Date: June 7, 2012